QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 14, 2003, relating to the financial statements and financial statement schedules, which appear in Cephalon, Inc.'s Annual Report on Form 10-K for the fiscal year ended December 31, 2002. We also consent to the references to us under the headings "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Philadelphia, PA
August 27, 2003

QuickLinks

  Exhibit 23.2
CONSENT OF INDEPENDENT ACCOUNTANTS